EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Bill Schuetter, President of The Commerce Funds (the “Registrant”), certify to the best of my knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2021 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

/s/ Bill Schuetter
Bill Schuetter President January 7, 2022

This certification is being furnished to the Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. §1350 and is not being filed as part of the Report with the Commission.

EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Peter Fortner, Chief Accounting Officer of The Commerce Funds (the “Registrant”), certify to the best of my knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2021 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

/s/ Peter Fortner
Peter Fortner Chief Accounting Officer January 7, 2022

This certification is being furnished to the Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. §1350 and is not being filed as part of the Report with the Commission.